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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 2, 1996 (except Note 1, as to which the date is June 24, 1996) included in the Registration Statement (Form S-4 No. 333-00200) and related Prospectus of Howmet Corporation for the registration of $125 million, 10% Senior Subordinated Notes due 2003.

                                          /s/ Ernst & Young LLP

Stamford, Connecticut

July 1, 1996